Exhibit 10.1

NewCardio, Inc. – 2350 Mission College Boulevard – Suite 1175 – Santa Clara, CA – 95054

as of May 3, 2010

Vision Opportunity Master Fund, Ltd.
c/o Vision Capital Advisors, LLC
20 West 55th Street, 5th Floor
New York, NY 10019
Attn: Michael Mosiello
Fx. 212-867-1416
m.mosiello@visicap.com

Gentlemen:

Reference is made to that certain Securities Purchase Agreement, dated as of July 30, 2009, between NewCardio, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages thereto (collectively, the “Purchasers”), pursuant to which the Purchasers were issued the Company’s 12% Secured Revolving Debentures due, subject to the terms therein, March 31, 2011, in the aggregate principal amount of $3,000,000, as amended by amendments dated September 14, 2009 and December 22, 2009 (as amended, the “Purchase Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Purchase Agreement or the Debentures, as the case may be.

Whereas the Company and Purchasers holding at least a majority in interest of the Securities presently outstanding have determined that it is in the best interests of the Company and the Purchasers to amend the Purchase Agreement and, to the extent applicable, the Transaction Documents, in certain respects, the purpose of this letter is to amend the Purchase Agreement and the Transaction Documents, effective upon the Company’s common stock being approved for listing on the NASDAQ or NYSE AMEX exchange (and trading having commenced thereon), as follows:

1. Paragraph 3.b) of Exhibit B of the Purchase Agreement is deleted.

2. Each of the Series II Warrants that has been issued and remains outstanding as of the date hereof is amended by deleting Paragraph 3.b) thereof.

3. The Purchase Agreement is amended by adding the following provision:

“4.15 Limitations on Additional Securities Issuances. Except for an Exempt Issuance (hereinafter defined), the Company shall not, without first having obtained the written approval of the holder(s) of a majority in interest of the Debentures and Warrants outstanding, issue any common stock or other equity or equity-linked security at a price that is less than the then current exercise price per share under the Series II Warrants. For purposes hereof, the term “Exempt Issuance” shall mean the issuance of (a) shares of Common Stock or options to employees, consultants, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise or exchange of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of the Purchase Agreement, provided that such securities have not been amended since the date of the Purchase Agreement or the date of any Subsequent Closing to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.”

4. Except as amended hereby, the Purchase Agreement and the Transaction Documents, including the Series I Warrants and the Series II Warrants, remain in force and effect.

5. This amendment may be executed in counterparts that, together, shall have the same effect as if all parties signed this amendment on the same signature page.

Sincerely,	AGREED TO BY: VISION OPPORTUNITY MASTER FUND, LTD.
/s/ Richard Brounstein	/s/ Adam Benowitz
Name: Richard D. Brounstein, Title: CFO	Name: Adam Benowitz Title: Director